                                                                      EXHIBIT 2A


                               SECRETARY OF STATE
                                 STATE OF NEVADA


                      THE GREAT SEAL OF THE STATE OF NEVADA

                                CORPORATE CHARTER

     I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that UNION CHEMICAL CORP. did on June 9 1997, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.





                                            IN WITNESS WHEREOF, I have hereunto
                                            set my hand and the Great Seal of
                                            State, at my office, in Carson
                                            City, Nevada, on June 10, 1997.





                                             Secretary of State




                                             By Certification Clerk

                                                                      EXHIBIT 2A


                                                      Articles of Incorporation
                                                         (PURSUANT TO NRS 78)
                                                           STATE OF NEVADA
                                                          Secretary of State



NAME OF CORPORATION: UNION CHEMICAL CORP.

RESIDENT AGENT: (designated resident agent and his street address in Nevada where process may be served)

Name of Resident Agent: 1ST CLASS ONLY
Street Address:         1504 HWY #395 N. Ste.#8-01000-Gardnerville, NV
                        89410-5273

Shares: (number of shares the corporation is authorized to issue)

Number of shares with par value: 25,000,000 Par value $001. Number of shares without par value:

GOVERNING BOARD: shall be styled as (check one):
XXX  Directors          Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary):

Terrall W. Chilcoat   1504 #8-00059 Main St.-Gardnerville, NV 89410-5273

PURPOSE (optional--see reverse side): The purpose of the corporation shall be:
INTENTIONALLY LEFT BLANK

Other matters: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form, it cannot be filed and shall be returned to you for correction. Number of pages attached: 6.

SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized). Attach additional pages (if there are more than two incorporators).

TERRALL W. CHILCOAT
   Name (print)

1504 #8-00059 Main St.-Gardnerville, NV 89410-5273
   Address         City/State/Zip

/s/ Terrall W. Chilcoat
Signature

This instrument was as acknowledged before me on June 9, 1997 by Terrall W. Chilcoat
Incorporator Union Chemical Corp.
(name of party on behalf of whom instrument was executed)

/s/ Kari Rhodes
Notary Public Signature

                            Articles of Incorporation

                                       of

                              UNION CHEMICAL CORP.


KNOW ALL MEN BY THESE PRESENTS:
          That I, TERRALL W. CHILCOAT, the incorporator, do hereby form a corporation under the laws of the State of Nevada relating to general corporations.
          I do hereby certify:

FIRST:            That the name of the Corporation is:

                              UNION CHEMICAL CORP.

SECOND:

                  That the registered office and the statutory address of this Corporation is to be located at 1504 Hwy #395 N. Suite 18-01000, Gardnerville, Douglas County, Nevada, although the Corporation may maintain an office or offices in places, towns and cities within or without the State of Nevada as the duly elected and qualified Board of Directors may, from time to time, determine or as may be designated by the Bylaws of this Corporation.

THIRD: The objects for which this Corporation is formed are: To engage in any lawful activity, except banking, insurance, gaming and engineering unless approved by the appropriate licensing bodies of the State of Nevada, although including but not limited to the following;
                  (a) Shall have all rights, privileges and powers as may be conferred upon corporations by any existing law, and may at any time exercise those rights, privileges and powers, when not inconsistent with the purposes and objects for which this Corporation is formed. It is the intention that the objects, purposes and powers specified herein shall be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Articles of Incorporation, but that the objects, purposes and powers specified in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.
                  (b) Shall have the power to have succession by its corporate name for the period limited in its Articles of Incorporation, and when no period is limited or specified, to exist in perpetuity, or until it dissolves itself or is dissolved and its affairs wound up according to law.
                  (c) Shall have the power to sue and be sued, complain and defend, in its name, in any court of law or equity.
                  (d) Shall have the power to make legal and binding contracts with whomever it wishes as directed by the Board of Directors.
                  (e) Shall have the power to hold, purchase and convey real and personal estate and to mortgage or lease said real and personal estate with its franchises, including the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.
                  (f) Shall have the power to appoint all officers and agents as the affairs of this Corporation shall require, and to allow them suitable compensation as established in the Bylaws.
                  (g) Shall have the power to make Bylaws not inconsistent with the constitution or laws of the United States, or the State of Nevada, for the management regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

                  (h) Shall have the power to adopt and use a common seal or stamp and alter the same at its pleasure. The use of a seal or stamp by this Corporation on any corporate documents is not necessary or required. The Corporation may use a seal or stamp, if it desires, although said use or nonuse shall not in any way affect the legality of its documents.

                  (i) Shall have the power to borrow or lend money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, to draw, make, accept, endorse, negotiate, discount, buy, sell, deal in, execute or issue bonds, promissory notes, bills of exchange, warrants, debentures, negotiable or transferable instruments and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object or purpose of its incorporation.

                  (j) Shall have the power to own, use, employ, guarantee, convey, lease, exchange, purchase, hold, receive, take, sell, assign, barter, trade, endorse, discount, lend, transfer, subscribe for or otherwise acquire, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government, and in further, while owners of said stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any voting privileges exist.

                  (k) Shall have the power and use thereof, of its capital, capital surplus, surplus, or other property or fund to further the objects of this Corporation and to purchase, hold, sell and transfer shares of its own capital stock, known as "treasury shares", either directly or indirectly, by the Corporation or a wholly owned subsidiary of the Corporation, so long as aforementioned purchase does not impair the corporate capital to the detriment of the stockholders and creditors if any creditors exist, except that shares of its own stock belonging to the Corporation must not be voted upon, directly or indirectly, nor counted as outstanding shares for any purpose, to compute any stockholders' quorum or vote, nor participate in distributions or as assets for the purpose of computing the amount available for distributions, or the purchase of shares issued by this Corporation. Unless the Articles of Incorporation provide otherwise, treasury shares may be retired and restored to the status of authorized and unissued shares without an amendment to the Articles of Incorporation or may be disposed of for any consideration as the Board of Directors may determine.

                  (1) Shall have the power to conduct business, have one or more offices for said purposes, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries allowed by law.

                  (m) Shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its Articles of Incorporation or Bylaws, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of this Corporation, or any amendment thereof.

                  (n) Shall have the power to make donations for the public good and welfare, or for charitable, scientific advancement or educational purposes and to use these donations for taxable deductions.

                  (o) Shall have the power to enter into partnerships, limited or general, or joint ventures, in connection with any lawful activities.

                  (p) Shall be recognized as a legal entity beyond the limits of this state and that, subject to any reasonable requirement of registration, any business or activities transacted outside this state be granted protection of full faith and credit under Section 1 of Article IV of the Constitution of the United States.

FOURTH: No stockholder shall be entitled as a preemptive right to subscribe for or receive additional or unissued shares of any class of stock of this Corporation, or any bonds, debentures or securities convertible into stock, although any stated additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to those persons and on those terms as in its discretion it shall deem advisable. That the total number of common stock authorized that may be issued by this Corporation is TWENTY FIVE MILLION (25,000,000) shares of stock with a nominal or par value of ONE TENTH OF ONE CENT ($00.001) per share of stock and no other class of stock shall be authorized without amendment to the Articles of Incorporation by the Board of Directors. Said shares of stock may be issued by the Corporation, from time to time, for any stated considerations as may be fixed by the Board of Directors, although before the Corporation may issue shares of stock the Board of Directors must determine that the consideration received or to be received for the shares of stock to be issued is adequate. The judgement of the Board of Directors as to the adequacy of the consideration received for the shares of stock issued is conclusive in the absence of actual fraud in the transaction.

FIFTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation and shall have full entitlement to receive the net assets of this Corporation upon dissolution.

SIXTH: The governing board of this Corporation shall be known as directors and shall be natural persons who are at least eighteen (18) years of age and the number of directors may, from time to time, be increased or decreased in any stated manner as shall be provided by the Bylaws of this Corporation, providing that the number of directors shall not be reduced to less than one (1). The Board of Directors shall have full control over the affairs of the Corporation subject only to any and all limitations as may be provided by statute, these Articles of Incorporation and Bylaws.
                  The name and post office address of the first members of the Board of Directors, until the first annual meeting of stockholders and their successors are elected and qualify, shall be ONE (1) in number and listed as follows:

                                                 POST OFFICE ADDRESS
NAME TERRALL W. CHILCOAT                        1504 #8-00059 Main St.
                                            Gardnerville, Nevada 89410-5273

SEVENTH: The powers of the Incorporator are to terminate after the first Board of Directors meeting. The name and post office address of the incorporator signing the Articles of Incorporation is as follows:

                                                  POST OFFICE ADDRESS
NAME TERRALL W. CHILCOAT                         1504 #8-00059 Main St.
                                             Gardnerville, Nevada 89410-5273

EIGHTH:            The resident agent for this Corporation shall be;

                                 1ST CLASS ONLY

                   The address of said agent in the State of Nevada is;

                                             1504 Highway #395 N. Suite #8-01000
                                             Gardnerville, Nevada 89410-5273

NINTH:             The Corporation is to have perpetual existence.

TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                   (a) Subject to the Bylaws, if any have been adopted by the stockholders, if none be made, to make, alter or amend the Bylaws of this Corporation for the regulation of the internal affairs of this Corporation subject to the approval of the stockholders.

                   (b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

                   (c) By resolution passed by majority of the whole Board of Directors, to designate one (1) or more committees, each committee to consist of one or more directors of the Corporation, and may have additional committee members who are natural persons, although not directors, and must be approved by the Board of Directors, which, to the extent provided in the resolution, or in the Bylaws of this Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The aforementioned committee, or committees, shall have any and all names, or name, as may be stated in the Bylaws of this Corporation, or as may be determined, from time to time, by resolution adopted by the Board of Directors.

                   (d) When and as authorized by the affirmative vote of the stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any so stated meeting to sell, lease or exchange all, or any part, of the property and assets of this Corporation, including its good will and its corporate franchises, upon any and all terms and conditions as its Board of Directors deems expedient and or the best interests of the Corporation.

ELEVENTH:          No director or officer of this Corporation shall be
                   personally liable to this Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any said director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of said director or officer (i) for acts or acts of omission which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of
                   Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of any director or officer of this Corporation for acts or acts of omissions prior to aforesaid repeal or modification.

     TWELFTH: This Corporation, upon any and all terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation, reserves the right to amend, alter, change or repeal, in any manner, any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    THIRTEEN:     Whenever possible, each provision of these Articles
                  of Incorporation shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of these Articles of Incorporation shall be held to be prohibited by or invalid under any law, it shall be deemed modified to conform to the minimum requirements of said law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of said prohibition or invalidity without the remainder thereof or any other said provision of these Articles of Incorporation being prohibited or invalid.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           UNION CHEMICAL CORPORATION
                               Name of Corporation

We the undersigned President Richard S. Berger and Richard S. Berger Secretary of UNION CHEMICAL CORPORATION do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 15th day of June 1999 adopted a resolution to amend the original articles as follows:

Article 1 and 4 is hereby amended to read as follows:

    FIRST: The name of the corporation shall be "HotYellow98.Com, Inc."

    FOURTH: The authorized shares shall be increased to 100 million. The Par Value shall remain 00$.001.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,081,840; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                           /s/ R.S. Berger
                                               ---------------------------------
                                           President or Vice President
                                           /s/ R.S. Berger
                                               ---------------------------------
                                           Secretary of Assistant Secretary

                      )
    State of Illinois )ss.
    County of Cook    )

         On June 15th, 1999, personally appeared before me, a Notary Public, Richard S. Berger, who acknowledged that they executed the above instrument.



                                               Cheryle Ann Stone
                                               ---------------------------------
                                               Signature of Notary